UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     September 16, 2005

ARVINMERITOR, INC.

(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

2135 West Maple Road, Troy, Michigan	48084-7186
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an

Off-Balance Sheet Arrangement of a Registrant

On September 19, 2005, ArvinMeritor, Inc. (“ArvinMeritor”), in anticipation of the expiration of its existing accounts receivable securitization arrangement, entered into a new arrangement. The new arrangement contemplates that ArvinMeritor Receivables Corporation (“ARC”), a subsidiary of ArvinMeritor, will purchase eligible accounts receivable from certain other ArvinMeritor subsidiaries (the “Originators”) and will make borrowings under a credit facility with one or more banks. ARC’s borrowings are secured by an interest in the purchased receivables, and ARC will use the proceeds of the borrowings to fund purchases of receivables from the Originators.

In connection with this arrangement, ARC entered into a Loan Agreement with ArvinMeritor, as Initial Servicer, the Lenders from time to time party thereto and SunTrust Capital Markets, Inc., as Administrative Agent (the “Loan Agreement”), providing for borrowings by ARC in an aggregate principal amount outstanding at any one time of not to exceed $250 million, secured by an interest in eligible accounts receivable of the Originators that have been sold to ARC pursuant to a Second Amended and Restated Purchase and Sale Agreement (the “Purchase Agreement”) among ARC and the Originators. The terms and conditions of the transaction, including the circumstances under which the obligations of ArvinMeritor and ARC can be accelerated, are described in the Loan Agreement and the Purchase Agreement, which are filed as Exhibits 10a and 10b to this Form 8-K.

Item 8.01.	Other Events

On September 17, 2005, ArvinMeritor, Inc. issued a press release announcing the expiration of the early participation period in connection with its exchange offer for not to exceed $350 million principal amount of its 6.80% Senior Notes due February 15, 2009 and its 7.125% Senior Notes due March 15, 2009. The press release is filed as Exhibit 99 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10a –	Loan Agreement, dated as of September 19, 2005, among ArvinMeritor,

Inc., ArvinMeritor Receivables, Inc., the Lenders from time to time party thereto and Suntrust Capital Markets, Inc.

10b -	Second Amended and Restated Purchase and Sale Agreement, dated as of September 19, 2005, among ArvinMeritor OE, LLC and various affiliates, as Originators, and ArvinMeritor Receivables Corporation.

99 -	Press Release of ArvinMeritor, Inc., dated September 16, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARVINMERITOR, INC.

Date: September 19, 2005	By:	/s/	Vernon G. Baker, II
Vernon G. Baker, II
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10a	Loan Agreement, dated as of September 19, 2005, among ArvinMeritor,

Inc., ArvinMeritor Receivables, Inc., the Lenders from time to time party thereto and Suntrust Capital Markets, Inc.

10b	Second Amended and Restated Purchase and Sale Agreement, dated as of September 19, 2005, among ArvinMeritor OE, LLC and various affiliates, as Originators, and ArvinMeritor Receivables Corporation.

99	Press Release of ArvinMeritor, Inc., dated September 16, 2005.